UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 28, 2004

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 240, St. Louis, MO	63141
(Address of Principal Executive Offices)	(Zip Code)

(314) 216-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The disclosure of Huttig Building Products, Inc.’s clarification of its previous guidance relating to expected sales and net income per share from continuing operations for the year ended December 31, 2004 is incorporated herein by reference to “Item 8.01 Other Events” of this Current Report on Form 8-K.

Item 8.01 Other Events

On October 28, 2004, Huttig Building Products, Inc. issued a press release to announce that it had signed a letter of intent to purchase privately owned Texas Wholesale Building Materials, Inc. of Dallas for $16.5 million in cash. The acquisition is expected to close by year-end and is subject to due diligence, the negotiation and execution of a definitive agreement and customary closing conditions.

In the same press release, Huttig Building Products, Inc. reiterated its previous guidance, furnished pursuant to Huttig’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2004, to clarify that the $950 million of expected sales from continuing operations and the range of $0.90 to $1.00 per share of expected net income from continuing operations for the year ended December 31, 2004 excludes sales and net income from discontinued operations, respectively.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)    Exhibits

99.1	Press release dated October 28, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.
(Registrant)

Date: November 1, 2004
/s/ Thomas S. McHugh
Thomas S. McHugh
Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated October 28, 2004.